Exhibit 99.1

PRESS RELEASE

InfoSonics Reports Third Quarter 2014 Results

SAN DIEGO, November 14, 2014 – InfoSonics Corporation (NASDAQ: IFON), the provider of verykool® wireless handset solutions and tablets, today announced results for its third quarter ended September 30, 2014.

“It was a disappointing quarter in terms of both top and bottom line,” said Joseph Ram, president and CEO of InfoSonics, “but we are encouraged about the prospects for the coming quarter. Sales in the third quarter fell 18% compared to the same quarter last year, and we sustained a net loss of $633,000. A number of factors contributed to these results. During the quarter we transitioned our product portfolio to eliminate many of our feature phones and expand our smartphone offerings. However, because of production, certification and delivery cycles, some of our major customers could not receive the new products until the fourth quarter. In addition, we had cyclically slow sales to two large customers in South and Central America and recorded a $97,000 inventory charge for a discontinued product. On the positive side, we made some important strides to increase our participation in the U.S. and Mexican markets. Our U.S. sales grew significantly over the prior year quarter, and sales to customers in Mexico, which would have doubled had we been able to ship a container of products that was stolen while in transit to a customer, were up 31% over the prior year quarter.”

Commenting further, Mr. Ram noted: “The wireless market has been changing rapidly. Previously, most cell phones were being delivered to consumers by large carriers. Now, on a worldwide basis, more units are being delivered to consumers through open market distribution and retail channels. In order to take advantage of this change, we have accelerated our new product introduction process and retooled and expanded our portfolio with many new products that we believe are extremely competitive in terms of design, technology and price. These new products should help fuel our business in coming quarters. For the upcoming fourth quarter, we are encouraged by the strong inflow of customer orders, and are hopeful that fourth quarter sales will exceed those of the same quarter in 2013.”

InfoSonics reported net sales for the 2014 third quarter of $8.1 million, which represented a $1.7 million, or 18%, decrease from $9.9 million for the third quarter of 2013. The Company reported 50% lower sales to customers in South America and a 16% reduction in Central America. These declines were partially offset by a 31% increase in sales in Mexico and an increase of $806,000 in the United States. For the nine months ended September 30, 2014, InfoSonics’ net sales were $30.2 million, which represented a $4.2 million, or 16%, increase from $26.0 million for the comparable nine month period of 2013.

Gross profit in the third quarter of 2014 was $1.2 million, a 35% decrease compared to $1.8 million for the comparable period in 2013. The gross profit margin as a percent of sales in the third quarter of 2014 declined to 14.7% compared to 18.5% for the comparable period in 2013. For the nine months ended September 30, 2014, gross profit was $5.3 million, which represented a $357,000, or 7%, increase from $4.9 million for the comparable period in 2013.

Operating expenses in the third quarter of 2014 were $1.9 million, an increase of $130,000, or 7%, compared to $1.8 million in the 2013 third quarter. This reflects a $226,000, or 14%, increase in SG&A expenses and a $96,000, or 43%, decrease in R&D expenses. The higher SG&A expenses included increased personnel, marketing and insurance costs, while the decrease in R&D expenses reflects the wind-down of the Company’s China-based development team. For the nine months ended September 30, 2014, operating expenses were $5.8 million, which represented a $404,000, or 6%, decrease from $6.2 million for the comparable period in 2013.

The net loss for the third quarter of 2014 was $633,000 compared to net income of $34,000 in the third quarter of 2013. The third quarter of 2014 benefited from $119,000 of other income related to an insurance settlement on the theft noted above. For the nine months ended September 30, 2014, the net loss was $469,000 compared to a loss of $722,000 in the comparable period in 2013.

At September 30, 2014, the Company had $540,000 in cash, $15.7 million of net working capital and no outstanding funded indebtedness.

About InfoSonics Corporation

InfoSonics is a San Diego-based designer, manufacturer and provider of wireless handsets, tablets and related products to OEMs, carriers, distributors and consumers in the United States, Latin America, Europe, Africa and Asia Pacific. The company is committed to delivering quality products with innovative industrial designs that appeal to consumers and offer exceptional value. InfoSonics sells and supports its own line of products under the verykool® and other private label brands. Additional information can be found on our corporate website at www.infosonics.com and www.verykool.net.

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: (1) intense competition internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) our ability to develop new verykool® handsets and successfully introduce them into new emerging markets; (3) extended general economic downturn in world markets; (4) inability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (5) the ability of the Company to maintain and improve its gross margins despite intense competition; (6) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our international operations which could significantly increase selling prices of our products to our customers and end-users; (7) the ability to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services; (8) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (9) significant changes in supplier terms and relationships, disruptions in production at contract manufacturers or shortages in product supply; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk and other related risks; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) uncertain political and economic conditions internationally, including terrorist or military actions; (14) the loss of a key executive officer or other key employees and the integration of new employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) seasonal buying patterns; (18) the resolution of any litigation for or against the Company, including claims for infringement of intellectual property; (19) the ability of the Company to have access to adequate capital to fund its operations, including the availability of vendor credit and availability under the Company’s bank line of credit; and (20) the ability of the Company to generate taxable income in future periods. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:

Vernon A. LoForti

Chief Financial Officer

vern.loforti@infosonics.com

858-373-1675

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InfoSonics Corporation

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$8,138	$9,867	$30,207	$26,030
Cost of sales	6,943	8,039	24,910	21,090

Gross profit	1,195	1,828	5,297	4,940

Operating expenses:
Selling, general and administrative	1,798	1,572	5,320	5,114
Research and development	125	221	509	1,119

	1,923	1,793	5,829	6,233

Operating income (loss)	(728)	35	(532)	(1,293)
Other income (expense):
Other income (expense)	119	(2)	117	584
Interest, net	(24)	4	(51)	15

Income (loss) before provision for income taxes	(633)	37	(466)	(694)
Provision for income taxes	—	(3)	(3)	(28)

Net income (loss)	$(633)	$34	$(469)	$(722)

Net income (loss) per share:
Basic	$(0.04)	$0.00	$(0.03)	$(0.05)
Diluted	$(0.04)	$0.00	$(0.03)	$(0.05)
Weighted-average number of common shares outstanding:
Basic	14,357	14,184	14,311	14,184
Diluted	14,357	14,199	14,311	14,184

InfoSonics Corporation

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	September 30,	December 31,
	2014	2013
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$540	$2,369
Trade accounts receivable, net of allowance for doubtful accounts of $135 and $373, respectively	10,518	11,856
Other accounts receivable	540	163
Inventory	4,877	2,467
Prepaid assets	3,764	3,435

Total current assets	20,239	20,290
Property and equipment, net	167	200
Other assets	32	179

Total assets	$20,438	$20,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,771	$1,161
Accrued expenses	2,769	3,180

Total current liabilities	4,540	4,341

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized (no shares issued and outstanding)	—	—
Common stock, $0.001 par value, 40,000 shares authorized, 14,358 and 14,184 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	14	14
Additional paid-in capital	32,588	32,391
Accumulated other comprehensive loss	(176)	(18)
Accumulated deficit	(16,528)	(16,059)

Total stockholders’ equity	15,898	16,328

Total liabilities and stockholders’ equity	$20,438	$20,669

InfoSonics Corporation

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(469)	$(722)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	112	201
Loss on disposal of fixed assets	11	48
Provision for (recovery of) bad debts	(25)	34
Provision for obsolete inventory	157	(187)
Stock-based compensation expense	60	104
(Increase) decrease in:
Trade accounts receivable	1,363	(1,525)
Other accounts receivable	(377)	(8)
Inventory	(2,567)	728
Prepaids	(329)	(1,499)
Other assets	147	11
Increase (decrease) in:
Accounts payable	610	(645)
Accrued expenses	(411)	(752)

Net cash used in operating activities	(1,718)	(4,212)

Cash flows from investing activities:
Purchase of property and equipment	(90)	(97)
Decrease in restricted cash	—	728

Net cash provided by (used in) investing activities	(90)	631

Cash flows from financing activities:
Borrowings on line of credit	1,249	—
Repayments on line of credit	(1,249)	—
Cash received from exercise of stock options	137	—

Net cash provided by financing activities	137	—

Effect of exchange rate changes on cash	(158)	(10)

Net decrease in cash and cash equivalents	(1,829)	(3,591)
Cash and cash equivalents, beginning of period	2,369	5,230

Cash and cash equivalents, end of period	$540	$1,639

Cash paid for interest	$48	$—
Cash paid for taxes	$—	—